Exhibit 99.1

BullFrog AI and Eleison Pharmaceuticals Enter Agreement to Collaborate to Optimize Pivotal Phase 3 Trial

Eleison to leverage BullFrog Data NetworksTM to enhance patient clustering and safety analysis in glufosfamide clinical trials

GAITHERSBURG, Md., Feb. 27, 2025 (GLOBE NEWSWIRE) — BullFrog AI Holdings, Inc. (NASDAQ: BFRG; BFRGW) (“BullFrog AI” or the “Company”), a technology-enabled drug development company using artificial intelligence (AI) and machine learning to enable the successful development of pharmaceuticals and biologics, today announced its entry into a collaboration agreement with Eleison Pharmaceuticals Inc. (“Eleison”), a Phase 3 oncology company focused on novel chemotherapeutic treatments for rare cancers. Under the terms of the agreement, Bullfrog AI will provide access to its BullFrog Data Networks™ AI solution to enhance clinical trial efficiency and patient insights. Financial terms of the collaboration were not disclosed.

“The integration of artificial intelligence in clinical trials represents a transformative shift in how pharmaceutical companies can de-risk drug development and optimize patient outcomes,” said Vin Singh, CEO of BullFrog AI. “We are thrilled to partner with Eleison to apply our bfLEAP® AI technology, which has the potential to refine patient selection, improve trial efficiency, and ultimately accelerate the path to market for life-saving therapies.”

Through this collaboration, BullFrog AI will apply its proprietary BullFrog Data Networks™ solution, powered by the bfLEAP® platform, to analyze clinical data from Eleison’s ongoing Phase 3 trial and previous clinical studies of glufosfamide, an investigational treatment for pancreatic cancer. The platform will evaluate the current trajectory of the trial with respect to safety signals, extract predictive biomarkers for efficacy and safety performance from prior studies to support future trial design, and provide data-driven insights to optimize Eleison’s planned clinical trials for inhaled lipid-complexed cisplatin (ILC) and dibromodulcitol (DBD). These insights are expected to streamline trial efficiency and improve decision-making for Eleison’s broader oncology pipeline.

Glufosfamide is a third-generation alkylating agent designed for greater specificity and tumor uptake, with reduced systemic toxicities and side effects. It is currently being evaluated by Eleison in a pivotal Phase 3 international randomized clinical trial, for the second-line treatment of patients with pancreatic cancer. Although pancreatic cancer is among the rarer cancer types, it is the third leading cause of death by cancer in the United States. More than 67,000 Americans and 510,000 people worldwide are diagnosed with pancreatic cancer annually. Few therapeutic options exist to treat the disease and five-year survival rates are typically less than 5%. Eleison expects to complete this ongoing Phase 3 trial in 2027.

“Our collaboration with BullFrog AI underscores our commitment to innovation in drug development,” said Edwin Thomas, CEO of Eleison. “By leveraging AI-powered analytics, we aim to generate deeper insights into patient responses and safety trends, which will not only benefit our glufosfamide program but also inform the strategic direction of our broader oncology pipeline.”

About BullFrog AI

BullFrog AI leverages Artificial Intelligence and machine learning to advance drug discovery and development. Through collaborations with leading research institutions, BullFrog AI uses causal AI in combination with its proprietary bfLEAP™ platform to analyze complex biological data, aiming to streamline therapeutics development and reduce failure rates in clinical trials.

For more information visit BullFrog AI at: https://bullfrogai.com

About Eleison Pharmaceuticals

Eleison’s mission is to acquire and develop drug candidates with existing and significant safety and efficacy data; and ultimately to obtain regulatory approval and commercialize new therapeutics for patients with life-threatening cancers. In addition to its glufosfamide program, the Company has two other programs in late-stage clinical development; ILC in development for small cell lung cancer and pediatric osteosarcoma, and DBD for brain cancers. The Company has entered into development and marketing partnerships with leading pharmaceutical companies in China, S. Korea, and Israel. Eleison was founded in 2009 and is headquartered in Princeton, NJ. Additional information about Eleison can be found at our website www.eleison-pharma.com.

Safe Harbor Statement

This press release contains forward-looking statements. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “could,” “will,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Contact:

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

BFRG@redchip.com